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                          FORM OF PROMISSORY NOTE                  EXHIBIT 10.21



$__________                                                  February_____, 2000



         DOUGLAS R. LEBDA, a natural person residing in the State of North Carolina (the "Borrower"), for value received, hereby promises to pay to LENDINGTREE, INC. (the "Company"), or its assigns, the principal amount of _____________________________ DOLLARS ($__________) (the "Loan"), of which
_______________________ DOLLARS ($__________) shall be paid on each of the
Maturity Dates, with interest (computed on the basis of the actual number of days elapsed over a 360 day year) payable, from the date hereof, on the unpaid balance of the Loan at a rate per annum equal to the Federal Rate, on January 31 of each year in which a principal balance is outstanding, in arrears. Payments of princi pal and interest hereon shall be made in lawful money of the United States of America at the address for such purpose specified in Section 9 or at such other address as you or any subsequent holder of this Note may designate in writing, without requiring any presentation or surrender of this Note, except if this Note is paid or prepaid in full it shall be promptly surrendered to the Borrower and canceled.

Section 1. Prepayment. At any time, or from time to time, the Borrower may, at Borrower's option, or as required by Section 4(d) hereto, prepay all or any part of this Note. In the event of any such prepayment, the Borrower shall give written notice thereof to the holder of this Note not less than 10 days (or three (3) business days if the prepayment is required by Section 4(d)) prior to the date fixed for such prepayment. Each such notice shall set forth (a) the date fixed for prepayment, (b) the aggregate principal amount of and accrued on this Note to be prepaid on such date.

Section 2. Acceleration. In addition to the rights granted to the holder of this Note under Section 3 hereof, if the Borrower's employment with the Company is terminated for any reason, on the date which is 45 days from the date such termination becomes effective, the holder of this Note shall have the right to declare the entire principal of, and interest accrued on, this Note then outstanding to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and the Borrower shall forthwith pay to the holder of this Note the entire principal of, and interest accrued interest on, this Note.


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Section 3.        Representations and Warranties.

The Borrower represents and warrants that:

                  (a) When executed and delivered, this Note will constitute the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (b) The execution, delivery and performance of this Note will not violate or conflict with or constitute a default under, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Borrower pursuant to any term of any agreement, instrument, judgment, decree, order, law, statute, rule or regulation applicable to the Borrower or any of Borrower's respective properties or assets.

                  (c) The Borrower is not bound by or subject to any agreement, instrument, judgment, decree, order, law, statute, rule or regulation under the terms of or pursuant to which Borrower's obligation to pay interest or principal of this Note, or to perform Borrower's obligations hereunder, is in any way restricted.

Section 4. Covenants. The Borrower covenants and agrees that until the principal amount of this Note, together with interest thereon and all other obligations incurred hereunder, are paid in full:

                  (a) Payment of Principal and Interest. The Borrower shall duly and punctually pay to the Company, when due, all principal of and interest on this Note on the dates and in the manner provided herein. Principal or interest shall be considered paid on the date it is due if the Company withholds on that date money otherwise payable to the Borrower, in the amounts and at the times required under this Note. The Borrower shall pay interest on overdue principal from the due date at the Federal Rate plus 2.0% per annum; and pay interest, including post-petition interest in the event of a proceeding under the Bankruptcy Code, on overdue installments of interest at the same rate to the extent lawful.

                 (b) No Transfer of Pledged Stock. The Borrower shall not transfer any of the Pledged Stock except in accordance with the terms and provisions of the Pledge Agreement.

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                  (c) Use of Proceeds. The Borrower shall use the proceeds from the Loan solely for the purpose of acquiring the Pledged Stock and not use the proceeds from the Loan, directly or indirectly, to purchase or carry margin securities, as those terms are defined in the laws and regulation applicable to margin loans as promulgated by the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System.

                  (d) Mandatory Prepayment. Within three (3) business days after the receipt by the Borrower of any Net Proceeds, the Borrower shall apply such Net Proceeds to as follows:

                         (i)  if the Current Value of the Pledged Stock is equal
to or greater than the Minimum Collateral Value, the Net Proceeds Payable shall be applied by the Borrower ratably to the prepayment of the Loans, and the remainder of the Net Proceeds shall be retained by the Borrower; provided, however, that if the Current Value of the Pledged Stock is less than the Minimum Collateral Value, the Borrower must make prepayment pursuant to paragraph (ii) below.

                         (ii) if the Current Value of the Pledged Stock is less
than the Minimum Collateral Value, the Net Proceeds shall be applied by the Borrower ratably to the prepayment of the Loans until the Current Value of the Pledged Stock is at least equal to the Minimum Collateral Value. If there are any Net Proceeds remaining after such prepayment, they shall be applied pursuant to paragraph (a) above.

Section 5.        Remedies.

Each of the following shall be Events of Default under this Note:

                  (a) the Borrower defaults in the due and punctual payment of all or any part of the principal of this Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

                  (b) the Borrower defaults in the due and punctual payment of any interest on this Note when and as such interest shall become due and payable and such default shall have continued for a period of five days;


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                  (c) any representation or warranty made by the Borrower herein shall prove to be untrue in any material respect as of the date of the issuance or making thereof;

                  (d) the Borrower defaults in the performance or observance of any other of the provisions contained in this Note and such default shall have continued for a period of 30 days after the earlier of (i) the Borrower's obtaining actual knowledge of such default or (ii) the Borrower's receipt of written notice of such default;

                  (e) the Borrower shall default in the payment when due (whether by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise) of any indebtedness for borrowed money owing to any other person, or any interest or premium thereon of any amount owing in respect of such indebtedness, in excess of $50,000; or the Borrower shall default in the performance or observance of any obligation or condition with respect to such indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to acceler ate the maturity of any such indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness, or any such indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment date;

                  (f) there shall remain in force, undischarged, unbonded, or unstayed, for more than thirty (30) days, any final judgment against the Borrower that, with other outstanding final judgments, undischarged, against the Borrower exceeds in the aggregate $50,000;

                  (g) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) be generally unable to pay the Borrower's debts as such debts become due; (iii) make a general assignment for the benefit of the Borrower creditors; (iv) commence a voluntary case under the Bankruptcy Code;
(v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower in an involuntary case under the Bankruptcy Code; or (vii) take any action for the purpose of effecting any of the foregoing;

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                  (h) a proceeding or case shall be commenced, without the
application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the liquidation of the Borrower's assets, or the composition or readjustment of the Borrower's debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Borrower's assets, or (iii) similar relief in respect of the Borrower under any law of any jurisdiction relating to bankruptcy, insolvency, or the composition or readjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days; or an order for relief against the Borrower shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar law of any jurisdiction;

                  (i) the Borrower shall die or become incapacitated or otherwise unable to fulfill his duties with the Company; or

                  (j) any provision of the Pledge Agreement shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or the Pledge Agreement shall for any reason cease to create a valid lien on any of the Collateral purported to be covered thereby, or such lien shall cease to be a perfected and first priority lien with respect to the Collateral, or the Borrower shall so state in writing;

If an Event of Default specified in clauses (g) and (h) of this Section 3 shall exist, this Note shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

If an Event of Default other than those specified in clauses (g) and (h) shall exist, the holder of this Note may exercise any right, power or remedy permitted to such holder by applicable law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and interest accrued on, this Note then outstanding to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and the Borrower shall forthwith pay to the holder of this Note the entire principal of, and interest accrued on, this Note.

No course of dealing on the part of the holder of this Note nor any delay or failure on the part of the holder of this Note to exercise any right shall operate as a waiver of
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such right or otherwise prejudice such holder's rights, powers and remedies. If the Borrower fails to comply with any provision of this Note the Borrower shall pay to the holder, to the extent permitted by applicable law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on this Note or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

The Borrower further waives and agrees not to assert any rights or privileges it may acquire under Section 9-112 of the New York Uniform Commercial Code and the Borrower shall be liable for the deficiency if the proceeds of any sale or other disposi tion of the Collateral are insufficient to pay all amounts to which the holder of the Note is entitled, and the fees of any attorneys employed by the holder of the Note to collect such deficiency.

Section 6. Security. In order to secure the payment and performance in full of all of its obligations under this Note, the Borrower covenants and agrees to pledge the Pledged Stock (as defined in the Pledge Agreement) owned by the Borrower, substantially in accordance with the terms of the Pledge Agreement attached hereto as Exhibit A.

Section 7. Right of Set-off. The Company is hereby authorized, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held and all indebtedness of other amounts at any time owing by the Borrower to or for the credit or the account of the Company regardless of the currency in which any such deposit, amount or indebtedness may be denominated, against any and all of the obligations of the Borrower now or hereafter existing, irrespective of whether or not the Company shall have made any demand and al though such obligations may be unmatured. The Company will promptly notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Company hereunder are in additional to other rights and remedies (including, without limitation, other rights of set-off) which the Company may have.

Section 8.        Definitions and Principles of Construction.

                  (a) Defined Terms. As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


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"Applicable Factor" shall mean the result of the Net Proceeds divided by the
Current Value of the Other Stock prior to a Transfer Event.

"Applicable Share Price" shall mean the average closing sale price of the shares of the Company for the ten trading days immediately preceding a Transfer Event.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statutes.

"Collateral" shall have the meaning assigned to that term in the Pledge
Agreement.

"Credit Documents" shall mean this Note and the Pledge Agreement.

"Current Value" shall mean the product of the number of shares to be valued multi plied by the Applicable Share Price.

"Federal Rate" shall mean the applicable federal rate, as defined under sections 1274(d) and 7872 of the Internal Revenue Code of 1986, as amended, compounded annually.

"Loans" shall mean, collectively, the Loan and the loan evidenced by the Supplementary Promissory Note, dated as of the date hereof, by the Borrower in favor of the Company and attached as Exhibit A to the Pledge Agreement.

"Maturity Dates" shall mean January 31, 2004 and 2005, respectively.

"Material Adverse Effect" shall mean a material adverse effect on (i) the properties, assets, condition (financial or otherwise) or earnings prospects of Borrower, (ii) the ability of the Borrower to fully and timely perform the Secured Obligations, (iii) the legality, validity, binding effect or enforceability against the Borrower of any Credit Document or (iv) any material rights, remedies and benefits available to, or conferred upon, the Company, any holder of the Note or any agent (appointed in accordance with the Pledge Agreement) under any Credit Document.

"Minimum Collateral Value" shall mean the product of the aggregate outstanding principal and interest on the Loans multiplied by four (4).


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"Net Proceeds" shall mean any proceeds from a Transfer Event less all reasonable fees and expenses incurred or to be incurred and all federal state, local and foreign taxes assessed or to be assessed in connection with such Transfer Event.

"Net Proceeds Payable" shall mean the product of the Net Proceeds multiplied by the Applicable Factor.

"Other Stock" shall mean all capital stock of the Company, other than the Pledged Stock, now or hereafter owned by the Borrower.

"Pledge Agreement" shall mean the Pledge Agreement dated as of even date herewith between the Borrower and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

"Pledged Stock" shall have the meaning assigned to that term in the Pledge
 Agreement.

"Surplus" shall have the meaning assigned to that term in Section 10.

"Secured Obligations" shall have the meaning assigned to that term in the Pledge Agreement.

"Transfer Event" shall mean (i) any transfer, sale or other disposition of all or a portion of the Other Stock or (ii) any loan, borrowing or other financing secured or guaranteed by all or a portion of the Other Stock.

                  (b) Principles of Construction. All references to sections and exhibits are to sections and exhibits in or to this Note unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note.

Section 9.        Notices.

The Borrower's address for all communications related to this Note shall be as follows:

                                          Douglas R. Lebda
                                          9313 Olivia Lane
                                         Charlotte, NC 28277




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The Company's address for all communications and payments related to this Note shall be as follows:

                                          LendingTree, Inc
                                     6701 Carmel Road, Suite 205
                                   Charlotte, North Carolina 28226
                                     Attention: General Counsel

With a copy to:


                                          LendingTree, Inc
                                     6701 Carmel Road, Suite 205
                                   Charlotte, North Carolina 28226
                                 Attention: Chief Financial Officer

Section 10. Sale of Pledged Stock. In the event that, pursuant to Section 8 of the Pledge Agreement, the Pledgor sells a portion or all of the Pledged Stock, the Company will deliver to the buyer the corresponding number of shares of Pledged Stock against the aggregate amount of proceeds from such sale. In the event that the aggregate amount of proceeds from such sale exceeds the amount of principal and accrued interest (including, without limitation, fees, expenses or otherwise) then outstanding on the Loan (the "Surplus"), the Company shall pay the Pledgor the Surplus.

Section 11.       Successors and Assigns.

This Note shall inure to the benefit of and be binding upon the successors and assigns of the Company or any holder of this Note. The provisions hereof are intended to be for the benefit of all holders, from time to time, of this Note, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by the holder or any successor or assign. The Borrower may not assign this Note without the prior written consent of the holder of this Note.

Section 12. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the holder of this Note, including the reasonable fees, charges and disbursement of counsel for such holder, in connection with any amendment, waiver, supplement or modification to, or enforcement or protection of such holder's rights under this Note.


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Section 13.       No Waiver; Remedies Cumulative. No failure or delay on the part of the Company in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or hereunder or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Company or the holder of this Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Company to any other or further action in any circumstances without notice or demand.

Section 14.       GOVERNING LAW.  THIS NOTE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF
NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

Section 15. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUN TERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREE MENT OR ANY MATTER ARISING HEREUNDER.





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                                                       Name: Douglas R. Lebda

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                        EXHIBIT A TO PROMISSORY NOTE

                              PLEDGE AGREEMENT


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